Exhibit 99.1

Polymer Group, Inc.
4055 Faber Place Dr., Suite 201
N. Charleston, SC  29405
www.polymergroupinc.com
843-329-5151

Polymer Group, Inc. Announces Capacity Expansion in Argentina

New State-of-the-Art Spunbond Line Targeted To Serve Hygiene
Market in Mercosur Trading Region

For Immediate Release

Monday, June 12, 2006

[North Charleston, S.C.] --- Polymer Group, Inc. (OTC Bulletin Board: POLGA/POLGB) today announced  its plans  to install a state-of-the-art spunbond line that will more than double the capacity of its joint venture facility near Buenos Aires, Argentina, to meet growing demand for its products in South America and to better serve its customers in the region.

Continued growth in the Mercosur trading region is driving customer demand for the high-quality materials that PGI has built a reputation for providing at its joint venture, Dominion Nonwovens Sudamericana S.A. (DNS).

The new wide-width, multi-beam line will feature the latest spunbond technology available in the market and will be capable of producing in excess of 15,000 metric tonnes per year. The company expects to begin installation of the new line in the second half of 2006, with commercial production planned for late 2007.

The new line is intended to be fully dedicated to the hygiene market, providing high-quality fine denier top sheet and other materials for use in diapers. The addition of this line gives the company’s DNS operation the ability to produce material that will satisfy the highest hygiene standards in the industry. The expanded capacity will also be used with DNS’s coating capabilities to provide even more value-added products, such as cloth-like backsheet, for customers in the region.

DNS has been operating in Buenos Aires since 1997. The company began operations with the installation of a multi-beam spunmelt line serving the hygiene and industrial markets of the Mercosur region and added an extrusion line in 2003 to increase the company’s fully integrated production capabilities.

Polymer Group’s chief executive officer, James L. Schaeffer, stated, “PGI is committed to growing with customers on a global basis. The developing regions of the world, like Argentina, hold significant potential for PGI as we continue to execute on our strategy of growth by offering the right product in the right places around the world. Our joint venture in Argentina is recognized as a world-class producer of engineered materials and this line will enable us to continue to provide the highest quality products available in the markets to customers where they need them.”

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 22 manufacturing facilities throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of the date of this release. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; substantial debt levels and potential inability to maintain sufficient liquidity to finance the company’s operations and make necessary capital expenditures; inability to meet existing debt covenants; information and technological advances; changes in environmental laws and regulations; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; domestic and foreign competition; reliance on major customers and suppliers; and risks related to operations in foreign jurisdictions. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K.

For further information, please contact:

Dennis Norman
Vice President — Strategic Planning & Communication
(843) 329-5151
normand@pginw.com